SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 21, 2013 Date of earliest event reported: October 21, 2013

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 827-8000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 21, 2013, Martha Stewart Living Omnimedia, Inc. (the “Company”) and J. C. Penney Corporation, Inc. (“JCP”) entered into the Third Amendment (the “Amendment”) to the JCP/MSLO Agreement dated December 6, 2011 (the “Commercial Agreement”).

Pursuant to the Amendment, the Company and JCP agreed that JCP would no longer manufacture and sell Company branded products in product categories subject to a third party litigation and would continue to manufacture and sell Company branded products in the non-exclusive product categories set forth in the Amendment, such as windows, lighting and rugs. Further, the Amendment provides that JCP will pay the Company design fees for the remaining product categories for a period of four years and guaranteed minimum royalties for a period of four and a half years, with an upfront payment of the first year guaranteed minimum royalties. The term of the Commercial Agreement was also revised to expire on June 30, 2017.

The Amendment also provides for the return of the 11,000,000 shares of Class A Common Stock, par value $0.01 per share, of the Company held by JCP (the “Returned Shares”) and the one (1) share of the Company’s Series A Preferred Stock, par value $0.01 per share, held by JCP (the “Series A Preferred Stock”). Upon surrender by JCP of the Returned Shares, the Series A Preferred Stock was cancelled by the Company in accordance with Section 4 of the Certificate of Designations of Series A Preferred Stock (the “Certificate of Designations”). Concurrently with the Amendment, the parties also entered into a Mutual Release of Claims (the “Mutual Release”) with respect to the parties’ obligations under the Commercial Agreement that were subject to legal challenge as well as the related third party litigation.

The preceding description is qualified in its entirety by reference to the Amendment and the Mutual Release, which are filed as Exhibit 1.1 and Exhibit 1.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information regarding the Certificate of Elimination included in Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 21, 2013, upon the return of the Returned Shares and pursuant to the Certificate of Designations, JCP removed its Series A Designees, Robert W. Peterson and Michael Zacharia, from the Board of Directors (the “Board”) of the Company. Upon cancellation of the Series A Preferred Stock, JCP is no longer entitled to designate for election any members of the Company’s Board.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 21, 2013, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware affecting the elimination of the Certificate of Designations. Upon surrender by JCP of the Returned Shares, the one (1) share of Series A Preferred Stock was cancelled and no shares of the Series A Preferred Stock remained issued and outstanding. A copy of the Certificate of Elimination is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the transactions described above, the Board of the Company approved the Fourth Amended and Restated By-Laws, effective as of October 21, 2013, which removed certain references to the rights of holders of Series A Preferred Stock. The preceding description of the Fourth Amended and Restated By-Laws is qualified in its entirety by reference to the Company’s Fourth Amended and Restated By-Laws which is filed as Exhibit 3.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 8.01 Other Events.

On October 21, 2013, the Company issued a press release related to the agreements reached between JCP and the Company. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit	Description

	1.1*	Third Amendment to the JCP/MSLO Agreement

	1.2	Mutual Release of Claims

	3.1	Certificate of Elimination, dated October 21, 2013

	3.2	Fourth Amended and Restated By-Laws of Martha Stewart Living Omnimedia, Inc.

	99.1	Martha Stewart Living Omnimedia, Inc. Press Release dated October 21, 2013.

*	Application has been made to the Securities and Exchange Commission (“SEC”) for confidential treatment of certain provisions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The exhibit has been filed separately with the SEC without redaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: October 21, 2013	By:	/s/ Allison Hoffman
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit		Description

1.1	*	Third Amendment to the JCP/MSLO Agreement

1.2		Mutual Release of Claims

3.1		Certificate of Elimination, dated October 21, 2013

3.2		Fourth Amended and Restated By-Laws of Martha Stewart Living Omnimedia, Inc.

99.1		Martha Stewart Living Omnimedia, Inc. Press Release dated October 21, 2013.

*	An application has been made to the Securities and Exchange Commission (“SEC”) for confidential treatment of certain provisions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The exhibit has been filed separately with the SEC without redaction.

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